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                                                                Exhibit 5.1


                                   June 19, 1996




Giga-tronics, Incorporated
4650 Norris Canyon Road
San Ramon, CA 94583

                  Re:      Registration Statement on Form S-4 of
                           Giga-tronics, Incorporated

Ladies and Gentlemen:

                  We have acted as counsel to Giga-tronics, Incorporated, a California corporation (the "Company") with respect to the proposed offering by the Company of up to 724,986 shares (the "Shares") of the Common Stock of the Company, no par value per share (the "Common Stock"), in connection with the contemplated merger (the "Merger") of ASCOR Acquisition Corp., a California corporation ("Merger Sub"), with and into ASCOR, Inc., a California corporation ("ASCOR"), pursuant to terms of the Agreement and Plan of Reorganization, dated as of May 2, 1996, by and among the Company, Merger Sub and ASCOR, as amended by that certain Letter Agreement dated May 20, 1996 between the Company and ASCOR (collectively the "Merger Agreement").

                  As such counsel, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

                  Based on the foregoing, we are of the opinion that:

                  1. The issuance by the Company of the Shares in connection with the Merger has been duly authorized by all necessary corporate action on the part of the Company.

                  2. When issued following consummation of the Merger as described in the Merger Agreement the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.



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Giga-tronics, Incorporated                                           Page 2

June 19, 1996


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                           Very truly yours,

                                           /s/ Brobeck, Phleger & Harrison LLP
                                           -----------------------------------
                                           BROBECK, PHLEGER & HARRISON LLP